AGENT AGREEMENT for AXIOLOGIX EDUCATION CORPORATION

Terms & Conditions

•	Axiologix Education Corporation will market eBoard and Curricuplan to school districts where Seacliff Educational Solutions is not currently engaged, or has existing customer relationships in place.

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Axiologix Education Corporation will forward customer profile for each eBoard and/or Curricuplan opportunity to Seacliff Educational Solutions, who will in turn validate that there is no conflict of an ongoing relationship already in place with the school district identified by Axiologix Education Corporation.

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Axiologix Education Corporation will manage and track new customer opportunities identified, and will work directly with Seacliff Educational Solutions support staff for sales and marketing collateral necessary to close new customer sales opportunities.

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Axiologix Education Corporation will receive an agent fee equal to 50% of the total revenue amount for user licenses and any corresponding services invoiced to a new customer, minus the line-item dollar amount invoiced to cover our initial, one-time customer set-up fee.

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Seacliff Educational Solutions will retain ownership of any new customer brought to us by Axiologix Education Corporation, and will likewise assume responsibility for any and all technical support issues.  Seacliff Educational Solutions offers sales support, as well as technical support via email and telephone for eBoard and Curricuplan customers.

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Seacliff Educational Solutions will assume responsibility for customer invoicing, as well as for managing accounts receivable and collections.  Axiologix Education Corporation will receive an agent fee paid in full, within thirty days of Seacliff Educational Solutions receiving payment in full from respective customers.

•	Seacliff Educational Solutions will assume responsibility for ongoing maintenance of all eBoard and Curricuplan customer sites, as a hosted solution offering to our customers.

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Seacliff Educational Solutions will collaborate in partnership with Axiologix Education Corporation, specific to cooperative marketing activities including but not limited to email campaigns, conferences, and trade shows.

Approval Signatures - Agent Agreement for Axiologix Education Corporation

Seacliff Associates, LLC		Axiologix Education Corporation	
By:	Stephen F. Struthers	By:	John P. Daglis
	[signature]		[signature]
Title:	Managing Partner	Title:	President & CEO
Date:	November 26, 2010	Date:	November 26, 2010
Address:	516 East 8th Street	Address:	501 Scarborough Drive, Suite 308E
	Ocean City, NJ 08226		Egg Harbor Township, NJ 08234